COMVERGE, INC. 5390 TRIANGLE PARKWAY SUITE 300 NORCROSS, GA 30092
VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M30825-P06906	KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

COMVERGE, INC.		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark �For All Except� and write the number(s) of the nominee(s) on the line below.
		☐	☐	☐
The Board of Directors recommends you vote FOR the following:

1.	Election of Directors
Class I Nominees:

01) Alec G. Dreyer
02) Scott B. Ungerer

The Board of Directors recommends you vote FOR the following proposals:						For	Against	Abstain

2.	Approval of the Company's Sixth Amended and Restated Certificate of Incorporation.					☐	☐	☐

3.	Approval, by non-binding vote, of the advisory resolution on the Company's executive compensation..					☐	☐	☐

	The Board of Directors recommends you vote 3 years on the following proposal:				1 Year	2 Years	3 Years	Abstain

4.	Advisory (non-binding) vote on the frequency of future advisory votes on the Company's executive compensation.				☐	☐	☐	☐

	The Board of Directors recommends you vote FOR the following proposal:					For	Against	Abstain

5.	Ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the fiscal year ending on December 31, 2011.					☐	☐	☐

NOTE: In their discretion, the proxies named on the front of this card are authorized to vote upon such other matters as may properly come before the meeting at any adjournment or postponement.

Please indicate if you plan to attend this meeting.		☐	☐

		Yes	No

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

M30826-P06906

COMVERGE, INC.
PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD
OF DIRECTORS OF THE COMPANY

The undersigned hereby appoints Nora Brownell and Larry Jones, and each of them, with full power of substitution, to represent the undersigned and to vote all of the shares of stock in Comverge, Inc. (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company, to be held at 5390 Triangle Parkway, Suite 300, Norcross, Georgia on Tuesday, May 10, 2011 at 3:00 P.M. Eastern Daylight Time and at any adjournment or postponement thereof: (1) as hereinafter specified upon the proposals listed on the reverse side and as more particularly in the Company's Proxy Statement, receipt of which is hereby acknowledged, and (2) in their discretion upon such other matters as may properly come before the meeting.

The shares represented hereby shall be voted as specified. If no specification is made, such shares shall be voted FOR the election of all nominees under Proposal 1, FOR Proposal 2, FOR Proposal 3, FOR 3 YEARS with respect to Proposal 4, FOR Proposal 5, and in the discretion of the proxies with respect to such other matters as may properly come before the meeting. Whether or not you are able to attend the meeting, you are urged to sign and mail the proxy card in the return envelope so that the shares of common stock may be represented at the meeting.

IF YOU ELECT TO VOTE BY MAIL, PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD
PROMPTLY USING THE ENCLOSED ENVELOPE

Continued and to be signed and dated on reverse side